                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64499) pertaining to The Crown Crafts, Inc. 401(k) Retirement Savings Plan of our report dated June 26, 2000, with respect to the financial statements and schedules of The Crown Crafts, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11 K) for the year ended December 31, 1999.


                           /s/ Hendry & Decosimo, LLP


                                         HENDRY & DECOSIMO
                                         A GEORGIA LIMITED LIABILITY PARTNERSHIP